Exhibit 10.12

Please be advised that certain identified information has been excluded in this Exhibit because it is the type of information that the registrant treats as private or confidential and is (i) not material and (ii) would be competitively harmful if publicly disclosed. Information that has been redacted/omitted is symbolized by “[***]”.

SECOND AMENDMENT TO

DISTRIBUTION AND SERVICES AGREEMENT

This Second Amendment to Distribution and Services Agreement (this “Second Amendment”) is made by and between BioStem Technologies, Inc., a Delaware corporation (“Company”) and Venture Medical, LLC, a Montana limited liability company (“Distributor”), is effective as of October 8, 2024 (the “Amendment Effective Date”).

WHEREAS, the Parties entered into a Distribution and Services Agreement effective September 8, 2023 (the “Original Agreement”); and

WHEREAS, the Parties agreed to amend the Original Agreement on March 1, 2024 (the “First Amendment”) to change certain provisions. The Original Agreement, as amended by the First Amendment, is referred to herein as the “Current Agreement.”

WHEREAS, the Parties desire to amend certain provisions of the Current Agreement, as set forth in this Second Amendment; and

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the undersigned hereby agree as follows:

1. Recitals; Definitions. Each and all of the foregoing recitals are true and correct and are incorporated herein by reference. All capitalized terms used but not defined in this Second Amendment shall have the meaning set forth in the Current Agreement.

2. Deletion of Paragraph 5(b). Part (b) of Paragraph 5 of the Current Agreement, MAP Policy, is hereby deleted in its entirety without substitution.

3. Deletion of Exhibit G. Exhibit G to the Current Agreement, Retail Price Guide, is hereby deleted without substitution.

4. Amendment of Exhibit B. Exhibit B to the Current Agreement is hereby deleted and Exhibit B hereto is substituted therefor.

5. Entire Agreement. The Current Agreement, as amended by this Second Amendment, constitutes the entire understanding to date of the Parties hereto regarding the subject matter of the Current Agreement, as amended by this Second Amendment and supersedes all prior and contemporaneous oral and written agreements of the Parties thereto with respect to the subject matter of the Current Agreement, as amended by this Second Amendment.

6. Counterparts. This Second Amendment may be executed in any number of counterparts with the same effect as if all of the Parties to this Second Amendment had signed the same document. All counterparts shall be construed together and shall constitute one agreement. A signed copy of this Second Amendment delivered by facsimile, email, or other means of electronic transmission (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) shall be deemed to have the same legal effect as delivery of an original signed copy of this Second Amendment.

7. Conflicting Provisions. This Second Amendment is intended to supplement the Current Agreement, and the provisions of this Second Amendment and the Current Agreement shall be construed to the maximum extent possible in the manner necessary to avoid any conflict between their respective terms and conditions. In the event of any irreconcilable conflict between the terms of this Second Amendment and the Current Agreement, the terms of this Second Amendment shall govern and control.

IN WITNESS WHERE OF, the Parties have caused this Second Amendment to be executed as of the Effective Date by their respective duly authorized officers.

Company:		Distributor:

BioStem Technologies, Inc.		Venture Medical, LLC

BY:	/s/ Jason Matuszewski	BY:	/s/ J. Michael Schroeder
NAME:	Jason Matuszewski	NAME:	J. Michael Schroeder
TITLE:	Chief Executive Officer	TITLE:	Executive Vice President

DATE: 10/14/2024		DATE: 10/9/2024

EXHIBIT B

VENTURE PURCHASE PRICES

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